                                                                 Exhibit 10(b)-5




                      ADDITIONAL PRODUCTS SALES AGREEMENT

                               INDEX TO SECTIONS

SECTION                                                                     PAGE
-------                                                                     ----
Section 1.    Term of Contract.................................................1
Section 2.    Definitions......................................................1
Section 3.    Purchaser's Products.............................................2
Section 4.    Treatment of the Reasonable Portion..............................2
Section 5.    Determination of Product Availability and Product Costs..........2
Section 6.    Scheduling of Products; Points of Delivery and Risk of Loss......3
Section 7.    Payment for Products.............................................3
Section 8.    Liability of Parties.............................................4
Section 9.    Notices and Computation of Time..................................4
Section 10.   Governing Law....................................................5
Section 11.   Assignment of Agreement..........................................5
Section 12.   Remedies.........................................................5
Section 13.   Venue and Attorney Fees..........................................5
Section 14.   Compliance With Law..............................................5
Section 15.   Headings.........................................................6
Section 16.   Entire Agreement; Modification...................................6
Section 17.   No Partnership or Third Party Rights.............................6
Section 18.   Representations and Warranties...................................6
Section 19.   Conflicts........................................................7
Section 20.   Counterparts.....................................................7

Exhibits
--------
Exhibit 1 -- Non-Firm Generation Product

                      ADDITIONAL PRODUCTS SALES AGREEMENT

                                  Executed by
                         PUBLIC UTILITY DISTRICT NO. 2
                                OF GRANT COUNTY
                                      And
                               AVISTA CORPORATION


This Additional Products Sales Agreement ("Agreement") is entered into as of December 12, 2001 between Public Utility District No. 2 of Grant County, Washington (the "District"), a municipal corporation of the State of Washington, and Avista Corporation (the "Purchaser"), a corporation of the State of Washington. The District and the Purchaser are referred to as a "Party" and collectively as "Parties."

SECTION 1. TERM OF AGREEMENT.
Except as otherwise provided herein, this Agreement shall be in full force and effect from and after it has been executed by the District and the Purchaser. Unless sooner terminated pursuant to other provisions, this Agreement shall remain in effect until the earlier of expiration or termination of the New FERC License or such time that the District no longer has authority to market Priest Rapids Project Products. Except as otherwise provided herein, all obligations accruing under this Agreement are preserved until satisfied.

SECTION 2. DEFINITIONS.
As used in this Agreement, the following terms when initial capitalization herein shall have the meaning ascribed to them in the Priest Rapids Project Product Sales Contract, or as set forth below:

"Agreements" shall mean this Agreement and similar agreements between the District and other Purchasers.

"Heavy Load Hours" shall mean those hours, as defined by then current industry standards, that constitute the higher value, or higher demand hours in the week. Currently, these hours are defined as hour ending 0600 through hour ending 2200, Monday through Saturday excluding holidays defined by the National Electric Reliability Council.

"Interest Rate" shall mean the Prime Rate for Large Banks as reported in the Wall Street Journal, as reported on the first day of the month in which payment was received by the District.

"Light Load Hours" shall mean those hours, as defined by then current industry standards, that constitute the lower value, or lower demand hours in the week. Currently, these hours are defined as all hours that are not Heavy Load Hours.

"Products" means those products that the District agrees to sell to the Purchaser, and the Purchaser agrees to purchase as more particularly described in Sections 3 and 5 hereof.

"Purchasers" shall mean the Purchaser and each person or entity that has entered into an agreement with the District substantially similar to this Agreement.

SECTION 3. PURCHASER'S PRODUCTS.
Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase and the District hereby agrees to make available and sell to the Purchaser the Product set below.

         Non-Firm Generation Product

SECTION 4. TREATMENT OF THE SALE OF THE REASONABLE PORTION.
Pursuant to the PL 83-544 Orders, the Reasonable Portion must be offered for sale. Purchaser has no claim or right under this Agreement to receive any of the Reasonable Portion, or any proceeds from the sale thereof; provided, however, that nothing in this Agreement shall be interpreted as prohibiting the District and the Purchaser from entering one or more separate agreements regarding the Reasonable Portion and the disposition of the proceeds of the sale of the Reasonable Portion.

SECTION 5. DETERMINATION OF PRODUCT AVAILABILITY AND PRODUCT COSTS.
(a) The amount of each Product that the District will make available to Purchaser during each Contract Year, and the cost of each Product that will be charged to the Purchaser, will be determined by the terms of the exhibit listed below:

         Non-firm Generation Product -- Exhibit 1.

(b) Purchaser agrees to pay to the District, in accordance with Section 7, the costs of the Product listed in Section 5(a).

(c) Deliveries of Product pursuant to this Agreement will be terminated if the District does not obtain an Annual FERC License or New FERC License, and may be reduced under any of the following conditions as determined by the
     District:

     (1) Pursuant to Section 5.
     (2) If the District is unable to deliver the Product to the Purchaser due to Uncontrollable Forces.
     (3) If failure to reduce deliveries, together with deliveries to all other Purchasers and deliveries to the District, would result in exceeding Priest Rapids Project Output or subject it or its operation to undue hazard or violate the FERC License, any applicable law, regulation, or Operating Agreement.
     (4) In case of emergencies or in order to install equipment in, make repairs to, make betterments, renewals, replacements, and additions to ("Improvements"), investigations and inspections of, or perform other maintenance work on the Priest Rapids Project.

     The District will use its reasonable efforts to give advance notice to the Purchaser regarding any planned interruption or reduction, giving the reason therefor and stating the probable duration thereof.

SECTION 6. SCHEDULING OF PRODUCT DELIVERIES; METERING, TRANSMISSION LOSSES, POINTS OF DELIVERY AND RISK OF LOSS.
(a) The scheduling of deliveries of the Product provided hereunder shall be governed by the provisions of Exhibit 1.

(b) The treatment of metering, transmission losses and Points of Delivery of the Product provided hereunder shall be governed by the provisions of
     Exhibit 1.

(c) Unless otherwise provided in Exhibit 1, title to and risk of loss for the Product provided hereunder shall reside with the District until such Product reaches the Point of Delivery, at which time risk of loss and title to such Product shall reside with the Purchaser.

SECTION 7. PAYMENT FOR PRODUCT.
(a) The District shall provide to Purchaser for each Product provided hereunder as specified in Exhibit 1, either a pro forma annual statement of estimated Product costs, or a monthly invoice for the costs of the Product made available to the Purchaser in the preceding month.

(b) The monthly payments set forth in the pro forma annual statement of estimated Product costs shall be due and payable by Purchaser by electronic funds transfer to the District's account, designated in writing by the District, on the 20th calendar day of each month. The payment of monthly invoices by Purchaser shall be due and payable by electronic funds transfer to the District's account, designated in writing by the District, on the 20th calendar day after the date of issuance of the monthly invoice.

(c) If payment in full of any monthly payment amount set forth on a pro forma annual statement or a monthly invoice is not received by the District on or before the due date as set forth in Subsection 7(b), a delayed payment charge of 2% of the unpaid amount due will be made. Any bill which remains unpaid for more than 30 days after the due date shall, in addition to the delayed payment charge, accrue interest at the lesser of 1.5% per month or the maximum rate allowed by law. If the due date as set forth in Subsection 7(b) is a Saturday, Sunday or a District recognized holiday, the next following business day shall be the last day on which payment may be received without the addition of the delayed-payment charge. Additionally, if payment due to the District under this Section 7 remains unpaid 30 days after the due date, the District may thereafter suspend delivery of Products to the Purchaser which would otherwise occur until payment in full of all amounts due and owing (including any interest and delay charges) is received by the District.

(d) For Products that are billed on a pro forma annual statement of estimated Product costs, on or before 180 days after the end of each Contract Year, the District will either credit against estimated Product costs due from Purchaser in the then current Contract Year, or bill to Purchaser, the true-up amount, if any, as determined pursuant to the provisions of
     Exhibit 1;

     provided, that if a refund of costs are due to Purchaser following the expiration of this Agreement, the District shall make a cash refund of such amount to the Purchaser.

(e) In the event that the Purchaser in good faith disputes a monthly invoice, Purchaser shall pay the amount of the monthly invoice in full and designate in writing to the District on or before the due date the portion of the monthly invoice that is subject to the dispute. The Parties shall in good faith attempt to resolve such dispute. If upon the final resolution of such dispute, whether by agreement of the Parties or otherwise, payment of all or any portion of the disputed amount is due to the Purchaser, such payment amount shall include interest on the amount to be paid to the Purchaser, calculated from the date of payment by Purchaser to the date of payment to Purchaser, using the Interest Rate.

(f) If a payment due from Purchaser to the District pursuant to this Section 7 is due and unpaid for a period of sixty (60) days or more, the District may terminate this Agreement by providing to the Purchaser written notice of such termination not less than ten (10) days prior to the date of termination.

SECTION 8. LIABILITY OF PARTIES.

(a) Except as otherwise provided in this Agreement, each Party hereby releases the other Party and its commissioners, officers, directors, agents and employees from any claim for loss or damage arising out of the ownership, operation, and maintenance of the Priest Rapids Project including any loss of profits or revenues, loss of use of power system, cost of capital, cost of purchased or replacement power, other substantially similar liability or other direct or indirect consequential loss or damage, except as provided in the Agreement Limiting Liability Among Western Interconnected Systems for parties to that agreement. This release shall not include any claim by the Purchaser for refunds for over-payments made to the District nor any claim for specific performance of the District's obligation to deliver to the Purchaser during the term of this Agreement the Products to which the Purchaser is entitled under this Agreement.

(b) The Purchaser shall have no claim of any type or right of action against the District: (i) as a result of a FERC or court order or amendment; (ii) as a result of the failure to receive an Annual FERC License or a New FERC license or the adjustment of delivery of Priest Rapids Products pursuant to Section 5(c) whether arising under the terms of this Agreement or otherwise; and the Purchaser hereby releases the District and its commissioners, officers, agents and employees from any claim for loss or damage arising out of the events described in this paragraph.

SECTION 9. NOTICES AND COMPUTATION OF TIME.

Any notice or demand, except those provided for in Section 7, under this Agreement shall be deemed properly given if such notice is given pursuant to
Section 18 of the Purchaser's Product Sales Contract. In computing any period of time from such notice, such period shall commence at 12:00 a.m. (midnight) on the date mailed. The designations of the name and address to which any such notice or demand is directed may be changed at any time by either Party giving notice as provided above.

SECTION 10. GOVERNING LAW.

The Parties agree that the laws of the State of Washington shall govern this Agreement.


SECTION 11. ASSIGNMENT OF AGREEMENT.

Neither the Purchaser nor the District shall by contract, operation of law or otherwise, assign this Agreement or any right or interest in this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld; provided, however, a Party may, without the consent of the other Party (and without relieving itself from liability hereunder) (i) transfer or assign this Agreement to an affiliate of the Party provided that the affiliate's creditworthiness is equal or higher than that of the Party or (ii) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the distribution and generating facilities of the Party whose creditworthiness is equal or higher than that of the Party; provided, however, that in each such case, any such assignee shall agree in writing to be bound by the terms and conditions in this Agreement and the transferring Party shall deliver such tax and enforceability assurance as the other Party may reasonably request.


SECTION 12. REMEDIES.

(a) A Party may take whatever action at law or in equity as may appear necessary or desirable to collect the amounts payable by the defaulting Party under this Agreement then due and thereafter to become due, or to enforce performance and observation of any obligation, agreement or covenant of the defaulting Party under this Agreement.

(b) No right or remedy conferred upon or reserved to a Party is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing, upon the occurrence of any default. Failure of the Party to insist at any time on the strict observance or performance by the other Party of any of the provisions of this Agreement, or to exercise any right or remedy provided for in this Agreement shall not impair any such right or remedy nor be construed as a waiver or relinquishment thereof for the future. Receipt by the District of any payment required to be made hereunder with knowledge of the breach of any provisions of this Agreement shall not be deemed a waiver of such breach.


SECTION 13. VENUE AND ATTORNEY FEES.

Venue of any action filed to enforce or interpret the provisions of this Agreement shall be exclusively in the United States District Court for the Eastern District of Washington or the Superior Court of the State of Washington for Grant County and the Parties irrevocably submit to the jurisdiction of any such court. In the event of litigation to enforce the provisions of this Agreement, the prevailing Party shall be entitled to reasonable attorney's fees in addition to any other relief allowed.


SECTION 14. COMPLIANCE WITH LAW.

(a) The Parties shall conform to and comply with all laws, rules, regulations, license conditions or restrictions promulgated by the FERC or any other governmental agency or entity having jurisdiction over the Priest Rapids Project. The Purchaser shall cooperate and take whatever action is necessary to cooperate fully with the District in meeting such requirements.

     Obligations of the District contained in this Agreement are hereby expressly made subordinate and subject to such compliance.

(b) The Purchaser shall ensure that Products available to Purchaser under this Agreement are not sold, resold, distributed for use or used outside the Pacific Northwest in violation of the Bonneville Project Act, Public Law 75-329, the Pacific Northwest Consumer Power Preference Act, Public Law 88-552, the Regional Act or in contravention of any applicable state or federal law, order, regulation, or policy. If such sales occur in violation of the foregoing, the Purchaser shall reimburse the District for any penalties imposed on and costs incurred by the District as a consequence of such violation.


SECTION 15. HEADINGS.

The headings of sections and paragraphs of this Agreement are for convenience of reference only and are not intended to restrict, affect or be of any weight in the interpretation or construction of the provisions of such sections and paragraphs.

SECTION 16. ENTIRE AGREEMENT; MODIFICATION.

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement, and supersedes all previous communications between the Parties, either verbal or written, with respect to such subject matter. No modifications of this Agreement shall be binding upon the Parties unless such modifications are in writing signed by each Party.

SECTION 17. NO PARTNERSHIP OR THIRD PARTY RIGHTS.

(a) This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the Parties, or to impose any partnership obligations or liability upon any Party.

(b) This Agreement shall not be construed to create rights in or grant remedies to any third party as a beneficiary of this Agreement.


SECTION 18. REPRESENTATIONS AND WARRANTIES.

Each Party represents and warrants to the other Party that:

     (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

     (b) The execution, delivery and performance of this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party or any law, rule, regulation, or order applicable to it.

     (c) This Agreement constitutes a legally valid and binding obligation enforceable against it in accordance with its terms, subject to equitable defenses and applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

SECTION 19. CONFLICTS.

In the event of a conflict between any provision of this Agreement and those contained in the Priest Rapids Project Product Sales Contract, the provisions of the Priest Rapids Project Product Sales Contract shall prevail.

SECTION 20. COUNTERPARTS.

This Agreement may be executed in the counterparts, each of which shall be an original and all of which shall constitute the same Agreement.


                                                   PUBLIC UTILITY DISTRICT NO. 2
                                                   OF GRANT COUNTY, WASHINGTON


                                                   By  /s/ Mike Conley
                                                   -------------------------
            (SEAL)                                 President


                                                   ATTEST;

                                                   /s/ Thomas W. Flint
                                                   -------------------------
                                                   Secretary


                                                   AVISTA CORPORATION


                                                   By:     /s/ Gary G. Ely
                                                       -------------------------
                                                          Gary G. Ely
            (SEAL)                                 Title: Chairman of the Board,
                                                          President and CEO

                                   EXHIBIT 1

                          NON-FIRM GENERATION PRODUCT
                   (AND EXCHANGE FOR LOAD FOLLOWING PRODUCT)


Except as otherwise provided in this Exhibit 1 or in the Agreement, terms used herein with initial capitalization shall have the meanings set forth in Section 2 of the Priest Rapids Project Product Sales Contract.


1. NON-FIRM GENERATION PRODUCT DESCRIPTION

The Non-Firm Generation Product is a portion of the non-firm energy available to the District from the Priest Rapids Project as and when such energy is available, as determined by the District.


2. PURCHASERS SHARE OF NON-FIRM GENERATION PRODUCT

The District will make available Purchaser's Share (defined below) of the Non-Firm Generation Product that the District determines is available each day during the term of this Agreement in accordance with this Exhibit 1. The Purchaser's Share shall be the Purchaser's percent participation in the 1956 Contract divided by 63.5% from November 1, 2005 through October 31, 2009 after which it shall be the average of the Purchaser's participation in the 1956 and 1959 Contracts divided by 63.5%.

As part of the pro forma statement provided to Purchaser pursuant to Section 5(b) of the Priest Rapids Project Product Sales Contract, the District shall provide to Purchaser an estimate for the next Contract Year of the amount of Priest Rapids Project Non-Firm Generation by month that the Priest Rapids Project is expected to produce based on information available at the time such estimate is prepared.


3. AVAILABILITY OF NON-FIRM GENERATION PRODUCT

The Non-Firm Generation Product will be available commencing November 1, 2005.

The amount of Non-Firm Generation Product for each day is the Project Non-Firm Generation for such day multiplied by a percentage equal to 100% less the sum of all Purchaser Power Allocations from all of the Priest Rapids Project Product Sales Contracts, less the Reasonable Portion and less 36.5%. For purposes of such calculation, Project Non-Firm Generation is the actual energy generation (in mwhrs) of the Priest Rapids Project Output less the product of firm energy calculated pursuant to Section 5(b)(2) of the Priest Rapids Project Product Sales Contract, distributed on a shaped basis over each day, and a factor of
1.08 for Monday through Friday, and a factor of 0.8 for Saturdays and Sundays. In the event that the calculation of Project Non-Firm Generation is less than zero, the actual Non-Firm Generation will be zero.

For example: If firm energy is 250 mw and actual generation is 300 mw, then Project Non-Firm


                                      1-1

Generation on Monday through Friday would be 300-(250*1.08)=30 mw. Project Non-Firm Generation on Saturday and Sunday would be 300-(250*0.8)=100 mw.

The District will estimate the Purchaser's Non-firm Generation Product on a daily preschedule basis according to available data ("Estimated Purchaser's Non-firm"). On Monday through Saturday, such schedule shall be delivered with the same amount of megawatt-hours delivered in Heavy Load Hours as in Light Load Hours. On Sundays, such schedule shall be delivered in equal hourly amounts over all 24 hours. On an after-the-fact basis, the District will compute the amount of Purchaser's Non-firm and will maintain a deviation account to track the difference in the daily Estimated Purchaser's Non-firm and the actual Purchaser's Non-firm. Positive and negative balances in the deviation account will be used to adjust the daily Estimated Purchaser's Non-firm that is delivered on a preschedule basis. Positive and negative balances will carry through from month to month.

Preschedule deliveries to Purchasers will be reduced or eliminated in realtime in the event of a contingency that reduces or eliminates the District's ability to generate the daily Estimated Purchaser's Non-firm at the Priest Rapids Project.


4. PRICING AND PAYMENT

For each Contract Year during the term of this Agreement, the Purchaser shall pay the District in twelve equal monthly installments the product of the estimated Annual Power Cost contained in the pro forma statement prepared pursuant to Section 7(a) of the Priest Rapids Project Product Sales Contract and the ratio of Purchaser Estimated Non-Firm to the average total generation of the Priest Rapids Project estimated pursuant to the Operating Agreements. The pro forma statement provided to purchaser pursuant to Section 7(a) of the Priest Rapids Project Product Sales Contract shall separately set forth the Purchaser's estimated monthly payment obligation for Non-Firm Generation Product for the next Contract Year.

The payments made by Purchaser for the Non-Firm Generation Product on an estimated basis will be trued up to actual values not later than 150 days after end of each Contract Year using actual Annual Power Costs prepared pursuant to
Section 7(g) of the Priest Rapids Project Product Sales Contract, and actual metered amounts of Non-Firm Generation Product. Any amounts due to Purchaser will be credited against Purchaser's payment obligation in the then current Contract Year, and any amounts due from Purchaser to the District will be invoiced to Purchaser, all in accordance with such Section 7(g).


5. EXCHANGE OF NON-FIRM GENERATION PRODUCT FOR LOAD FOLLOWING PRODUCT

     (a) EXCHANGE DEFINED - The Load Following Product provides capacity and associated energy for short periods of time. The Purchaser then returns the same amount of energy within 168 hours.

     Upon notice to the District by January 1, 2003, the Purchaser may make a one-time irrevocable exchange of their entire share of Non-Firm Generation Product for Load


                                      1-2

     Following Product on the basis of 1.5 megawatts of Load Following Product for each megawatt of Non-Firm Generation Product. For the purpose of this calculation of this exchange the Project Non-firm Generation shall be calculated pursuant to Operating Agreements based on the average historical river flows.

     The total amount exchanged by all Purchasers shall not exceed the Monthly Maximum Load Following Product defined below which shall be allocated on a first come first served basis. The Purchaser's Share of Load Following Product will be the ratio of the number of megawatts of Non-firm Generation Product exchanged by an individual Purchaser to the total exchanged by all Purchasers.

     (b) AVAILABILITY - The Load Following Product will be available commencing November 1, 2005. Load Following Product will be available only after all other obligations of the Priest Rapids Project, including but not limited to, meeting and following the District's loads, meeting commercial arrangements entered into prior to this Agreement, requirements of Operating Agreements, meeting regulatory requirements, and after accounting for water conditions and the status of the Priest Rapids Project. Notwithstanding the table below the amount of Load Following Product will be reduced if the District is unable to meet these obligations or if it would otherwise be forced to the market to buy Load Following Product.

     The monthly Maximum Load Following Product will be 50 megawatts from November 2005 through October 31, 2009 or 100 megawatts after October 31, 2009 and associated energy.

     On or before the tenth day preceding each month the District will identify to the Purchaser the estimated Monthly Minimum Load Following Product (in megawatts) that the District expects to be available during the next month, but will not be less than the firm amounts shown below.

     2005-2009

     Nov.  Dec.  Jan.  Feb.  Mar.  Apr.  May  Jun.  Jul.  Aug.  Sep.  Oct.
     ----  ----  ----  ----  ----  ----  ---  ----  ----  ----  ----  ----

      0     50    50    50    50    0    25    25    50    50    50    0

     2009 forward

     Nov.  Dec.  Jan.  Feb.  Mar.  Apr.  May  Jun.  Jul.  Aug.  Sep.  Oct.
     ----  ----  ----  ----  ----  ----  ---  ----  ----  ----  ----  ----

     100   100   100   100   100    50   100   100   100   100   100   100

     Each day, the District shall provide the Purchaser with the Daily Load Following Product (in megawatts) that the District determines will be available for the subsequent preschedule day or days. The actual Daily Load Following Product shall be between the Monthly Minimum Load following Product and the Monthly Maximum Load Following product.

     The Purchaser's Load Following Product shall be the lesser of the amount of Load Following Product exchanged pursuant to Section 5a of this Exhibit 1 or the Daily Load



                                      1-3

     Following Product times the Purchaser's Share.

     (c) RETURN OF ENERGY - Energy associated with the Load Following Product used by Purchaser shall be returned to the District in like quantities (hour for hour) on like days 168 hours after the delivery by the District to the Purchaser. Energy returned to the District shall be delivered at the District's Point of Delivery as specified in Section 7 of this Exhibit 1.

     If, in real-time, the District determines that Purchaser's schedule of return energy to the District is in excess of the estimated Purchaser's Load Following Product in future hours, and that such excess will cause spill, then District may, at its option, require the Purchaser to reduce its schedule. Purchaser shall reduce its schedule by such excess amount. Purchaser shall schedule the remaining energy to the District at the earliest time possible for both District and Purchaser.

     District shall meter the actual Load Following Product used to meet Purchasers load signal in each hour.

     (d) CHARGE FOR SPILL - The District will charge the Purchaser for any spill allocated to the District if it is determined by the District that such spill was directly attributable to the actions of the Purchaser under this Agreement. Such charge will equal the product of such spill (in megawatt-hours) and the Market Energy Rate for the daily diurnal period in which such spill occurred.

     Market Energy Rate shall mean the rate (in $/mwhr) at which firm energy is available on the wholesale power market, for quantities comparable to the spill caused by the actions of Purchaser, during the diurnal period that the spill occurred, as determined by the District.

     (e) EXCESS LOAD FOLLOWING PRODUCT AND ENERGY NOT RETURNED - In the event that Purchaser takes in any hour Load Following Product in excess of its Purchaser's Share, Purchaser shall be subject to a charge equal to 150% of the Mid-C Market Capacity Rate for the daily diurnal period in which the Load Following Product was taken times the amount of Load Following Product (in megawatts) taken in excess of Purchaser's Share.

     Market Capacity Rate shall mean the rate (in $/mw-mo.) as quoted by the Bonneville Power Administration, for quantities comparable to the Load Following Product made available to Purchasers, during the diurnal period that Purchaser took Load Following Product in excess of its Purchaser's Share.

     In the event that Purchaser does not return energy associated with Load Following Product delivered by Purchaser, then Purchaser shall be considered in Default pursuant to Section 22 of the Priest Rapids Project Product Sales Contract.


                                      1-4

6. BILLING

Purchaser shall pay the amounts set forth in the pro forma statement provided to Purchaser pursuant to section 7(a) of the Priest Rapids Project Product Sales Contract.

Not later than ten (10) days after the end of each month during the term, the District will prepare and provide to the Purchaser an invoice setting forth the payment due from Purchaser to the District for the Load Following Product made available for the preceding month.

7. POINTS OF DELIVERY

The District shall make available to the Purchaser the Non-Firm Generation Product at the Points of Delivery specified in Section 11 of the Priest Rapids Project Product Sales Contract.

The District shall make available to the Purchaser the Load Following Product and associated energy, and Purchaser shall return energy to the District, at the Points of Delivery specified in Section 11 of the Priest Rapids Project Product Sales Contract.

8. METERING, TRANSMISSION AND LOSSES

Metering, transmission and losses will be in accordance with Section 12 of the Priest Rapids Project Product Sales Contract.

9. INFORMATION AND COMMUNICATIONS

Purchaser shall be responsible for the costs of installing and maintaining any communications equipment necessary to effectuate the delivery of the Non-Firm Generation Product or Load Following Product between the District and the Purchaser.

10. SCHEDULING AND ACCOUNTING

Scheduling and accounting shall be performed according to then current industry standards.


                                      1-5

                             AMENDMENT NO. 1 TO THE
                      ADDITIONAL PRODUCTS SALES AGREEMENT

     The Public Utility District No. 2 of Grant County, Washington, ("District"), and Avista Corporation ("Purchaser"), hereby agree to this Amendment No. 1 to the Additional Products Sales Agreement dated December 12, 2001 (the "Product Agreement"). Unless otherwise defined herein, all capitalized terms defined in the Product Agreement shall have the meanings set forth therein when used in this Amendment.

     1. Term of Amendment No. 1

     This Amendment No. 1 shall take effect on upon the execution by the District and Purchaser, and shall expire on the earlier of the expiration or termination date of the Product Agreement.

     2. Amendments to Provisions of the Product Agreement

        Purchaser and the District agree that the Product Agreement is hereby amended as follows:

        2.1 The first paragraph of Section 2 of Exhibit 1 is amended by adding after the last sentence thereof the following:

                The amount of Non-Firm Generation Product available to Purchaser shall equal the product of Purchaser's Share and the Non-Firm Generation Product.

        2.2 The second paragraph of Section 3 of Exhibit 1 is deleted in its entirety and is replaced with the following:

                The amount of Non-Firm Generation Product for each day is the Project Non-Firm Generation for such day multiplied by a percentage equal to 100% less the sum of all Purchaser Power Allocations from all of the Priest Rapids Project Product Sales Contracts, less the Reasonable Portion and less 36.5%. For purposes of such calculation, Project Non-Firm Generation shall be the actual energy generation (in mwhrs) of the Priest Rapids Project Output less the firm energy calculated pursuant to
                Section 5(b)(2) of the Priest Rapids Project Product Sales Contract, times the shaping factors described below. For example, based on current operating requirements of the Priest Rapids Project, the Project Firm Generation is distributed on a shaped basis over the week, using a factor of 1.08 for Monday through Friday, and a factor of 0.8 for Saturdays and Sundays. These factors will be changed by the District to reflect changes in operating constraints



Additional Products Sales Agreement
Amendatory Agreement No. 1
               applicable to the Priest Rapids Project. In the event that the calculation of Project Non-firm Generation is less than zero, there will be no obligation on the part of the Purchaser to schedule Non-Firm Generation Product back to the District, but such negative amount will be included in the deviation account.

     2.3 The third paragraph of Section 3 of Exhibit 1 is deleted in its entirety and is replaced with the following:

               For example: Assume that flows during the week are 324 MW and that flows during the weekend are 240 MW. If firm energy (critical generation) is 250 MW then Project Non-Firm Generation on Monday through Friday would be 324-(250*1.08)=54 MW times 24 hours =1,296 MWh for each weekday. The amount of power scheduled during the weekend would be 240-(250*0.8)=40 MW times 24 hours = 960 MWh for each weekend day.

     2.4  The fourth and fifth sentences of the fourth paragraph of Section 3 of
          Exhibit 1 are revised as follows:

               Whenever they appear in such sentences, the phrase "Estimated Purchaser's Non-Firm" is revised to read "Estimated Purchaser's Non-Firm Generation Product", and the phrase "Purchaser's Non-Firm" is revised to read "Purchaser's Non-Firm Generation Product".

     2.5 The second paragraph of Section 5(a) of Exhibit 1 is deleted in its entirety and is replaced with the following:

               Upon notice to the District by January 1, 2003, the Purchaser may make a one-time irrevocable exchange of their entire share of Non-Firm Generation Product for Load Following Product on the basis of 1.5 megawatts of Load Following Product for each average annual megawatt of Non-Firm Generation Product. For the purpose of the calculation of this exchange, the Project Non-firm Generation shall be calculated pursuant to Operating Agreements based on the average historical river flows.

               For purposes of determining Purchaser's entitlement to Load Following Product, the exchange ratio set forth above shall be applied to the amount of Non-Firm Generation Product initially available to Purchaser hereunder, but such ratio shall be applied in subsequent years to any increased amount of Non-Firm Generation Product to which the Purchaser would have been entitled absent its election hereunder.



Additional Products Sales Agreement
Amendatory Agreement No. 1

     2.6 Section 5 of Exhibit 1 is amended by adding a new subsection 5(f) as follows:

               If the one-time exchange has been made as provided in this section 5, Purchaser's compensation to the District for the Load Following Product shall be limited to the return of energy and the charges set forth in Sections 5(c), (d) and (e). Purchaser shall not be required to pay to the District as compensation for the Load Following Product any portion of the Annual Power Costs of the Priest Rapids Project pursuant to section 4 of this
               Exhibit 1.

     2.7 The Product Agreement is amended by adding a new Exhibit 2, Purchasers Product Percentage Allocations, which is attached hereto.

In Witness Whereof, Purchaser and the District have caused this Amendment No. 1 to be executed in their respective names by their duly authorized officers.


AVISTA CORPORATION                           PUBLIC UTILITY DISTRICT NO. 2 OF
                                             GRANT COUNTY, WASHINGTON


By:  /s/ Gary G. Ely                         By:  /s/ Mike Conley
    -----------------------                      -----------------------

Title: CHAIRMAN, PRESIDENT & CEO             Title: PRESIDENT, BOARD OF
                                                    COMMISSIONERS

Date Signed: FEB. 6, 2002                    Date Signed: 2/11/02

                                                  /s/ Thomas W. Flint
                                                  ----------------------
                                                  Secretary, Board of
                                                  Commissioners






Additional Products Sales Agreement
Amendatory Agreement No. 1
                                     - 3 -